Exhibit 5

February 17, 2012

ALLETE, Inc. 30 West Superior Street Duluth, Minnesota 55802

Ladies and Gentlemen:

Reference is made to (1) Registration Statement No. 333-170289 on Form S-3 (the “Registration Statement”) as filed by ALLETE, Inc. (the “Company”) on November 2, 2010, with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (“Securities Act”), for the registration of an unspecified amount of (a) shares of the Company's Common Stock, without par value (“Common Stock”) and (b) one or more new series of the Company's first mortgage bonds and (2) the Prospectus, dated November 2, 2010 (the “Prospectus”), as supplemented by the Prospectus Supplement, dated February 17, 2012 (the “Prospectus Supplement”), relating to the sale by the selling shareholder named therein of 507,614 shares (the “Shares”) of Common Stock delivered to the selling shareholder by the Company on December 15, 2011.
I (or attorneys in the Company's legal department with whom I have consulted) have participated in the preparation of (a) the Registration Statement, (b) the Prospectus, and (c) the Prospectus Supplement.
In furnishing this opinion, I have examined the Amended and Restated Articles of Incorporation, as amended (the “Charter”), and the Bylaws, as amended (“Bylaws”), of the Company, and have made such further investigation and examined such further documents and records of the Company and certificates of public officials as I have deemed necessary or appropriate for purposes of this opinion. I have also reviewed all corporate proceedings taken by the Company in respect of the issuance of the Shares.
Based upon the foregoing, I am of the opinion that the Shares are validly issued, fully paid and non-assessable.
I am a member of the Minnesota Bar and this opinion is limited to the laws of the State of Minnesota and the federal laws of the United States.
I hereby consent to the reference to me in the Prospectus and Prospectus Supplement under the caption “Legal Opinions” and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company on or about February 17, 2012, which will be incorporated by reference in the Registration Statement. In giving the foregoing consents, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Sincerely,
/s/ Deborah A. Amberg
Deborah A. Amberg